Exhibit 10.44
PINNACLE FINANCIAL PARTNERS, INC.
Named Executive Officer Compensation Summary

The following table sets forth the current base salaries paid to the Chief Executive Officer and the four other named executive officers of Pinnacle Financial Partners, Inc. (the "Company").

Executive Officer	Current Base Salary

M. Terry Turner – CEO	$784,000
Robert A. McCabe, Jr. - Chairman of the Board	$744,000
Hugh M. Queener – CAO	$377,000
Harold R. Carpenter – CFO	$377,000
Joseph Harvey White - Chief Credit Officer	$284,000

In addition to their cash base salaries, these executive officers are also eligible to:

-	Receive cash bonuses under the Company's 2014 Cash Incentive Plan;
-	Participate in the Company's equity incentive programs, which currently involves the award of performance-based restricted stock units pursuant to the Company's 2004 Equity Incentive Plan; and
-	Participate in the Company's broad-based benefit programs generally available to its employees, including health, disability and life insurance programs and the Company's 401k plan.

The foregoing information is summary in nature. Additional information regarding the named executive officer compensation will be provided in the Company's proxy statement to be filed in connection with the 2014 annual meeting of the Company's stockholders.